EXHIBIT 99.1
                                                                  ------------

P R E S S   R E L E A S E E
------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
NOVEMBER 2, 2006

                            INTERLINE BRANDS, INC.
                      ANNOUNCES RECORD THIRD QUARTER 2006
                          SALES AND EARNINGS RESULTS

------------------------------------------------------------------------------

JACKSONVILLE, FLA. - NOVEMBER 2, 2006 - Interline Brands, Inc. (NYSE: IBI) ("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, reported record sales and earnings for the quarter ended September 29, 2006. Sales for the third quarter of 2006 increased 39.1% over the comparable 2005 period. Earnings per diluted share were $0.43 for the third quarter of 2006, an increase of 30% over adjusted pro-forma earnings per diluted share of $0.33 in the same period last year. GAAP earnings per diluted share were $0.43 for the third quarter of 2006 compared to GAAP earnings per diluted share of $0.30 for the third quarter of 2005. In the third quarter of 2005, the company incurred $0.9 million in costs associated with a secondary offering of common stock.

Michael Grebe, Interline's President and Chief Executive Officer, commented, "Interline posted record results in the third quarter. Our core business remained strong, fueled by average organic daily sales growth of 8.9 percent. AmSan, which we acquired in July, also had strong performance in the quarter. We are very pleased with our early integration efforts with AmSan, and sales and earnings are above our original expectations."

THIRD QUARTER 2006 PERFORMANCE
------------------------------

Sales for the quarter ended September 29, 2006 were $314.2 million, a 39.1% increase over sales of $225.8 million in the comparable 2005 period. Average organic daily sales growth for the third quarter was 8.9%.

"Our revenue growth in the third quarter was driven by a combination of our acquisition of AmSan as well as strong organic growth in our facilities maintenance market - which grew at 11.5% - one of the highest quarterly growth rates in several years", said William Sanford, Chief Operating Officer. "Our professional contractor business grew 8.4 percent in the third quarter in addition to the 19.2 percent we grew in the third quarter of 2005."

Gross profit increased $33.9 million to $120.1 million for the third quarter of 2006, up from $86.2 million in the comparable period of 2005. As a percentage of net sales, gross profit remained consistent with the comparable 2005 period at 38.2%. Excluding the AmSan acquisition, gross profit improved 20 basis points to 38.4% compared to 38.2% in the comparable 2005 period.

SG&A expenses for the third quarter of 2006 were $84.6 million compared to $58.9 million for the third quarter of 2005. As a percentage of net sales, SG&A expenses were 26.9% compared to 26.1% in the comparable 2005 period. SG&A expenses in the third quarter of 2006 included $1.1 million in share-based compensation expense, which is $0.9 million more than in the prior year quarter.

"We invested approximately $2 million during the quarter in organic growth initiatives, including the expansion of our field sales and telesales forces, as well as national accounts and supply chain management programs" said Mr. Grebe. "These are proven growth initiatives for Interline Brands, and we are able to adjust investment levels based on changing market conditions."

Operating income was $31.6 million, or 10.1% of sales, for the third quarter of 2006 compared to $22.9 million, or 10.2% of sales, for the third quarter of 2005, a 37.9% increase. Excluding $0.9 million in secondary offering costs, adjusted operating income for the third quarter of 2005 was 10.6% of sales.

YTD 2006 PERFORMANCE
--------------------

Sales for the nine months ended September 29, 2006 were $774.3 million, a 23.7% increase over sales of $626.0 million in the comparable 2005 period. The first nine months of 2006 included one less shipping day than the prior year period. Average daily sales for the first nine months of 2006 increased 24.3%. Average organic daily sales growth for the nine months was 10.4%.

Operating income was $74.9 million, or 9.7% of sales, for the nine months ended September 29, 2006 compared to $61.1 million, or 9.8% of sales, for the nine months ended September 30, 2005, a 22.6% increase. Excluding $2.0 million of incremental share-based compensation, operating income for the nine months ended September 29, 2006 was 9.9% of sales, and increased 25.9% over the comparable prior year period.

Adjusted pro forma earnings per diluted share was $0.99 for the nine months ended September 29, 2006, an increase of approximately 18% over adjusted pro forma earnings per diluted share of $0.84 in the same period last year. Including a charge of $0.39 per share related to the early extinguishment of debt, GAAP earnings per diluted share was $0.60 for the nine months ended September 29, 2006 compared to GAAP earnings per diluted share of $0.61 for the nine months ended September 30, 2005.

BUSINESS OUTLOOK
----------------

Mr. Grebe stated, "So far, 2006 has been a very successful year for Interline with record results in every quarter. We are very pleased with the performance of the business, the execution on our recent refinancing, our acquisition of AmSan, and AmSan's performance during its first quarter with Interline. Despite the fact that our fourth quarter last year was a strong quarter for organic revenue growth, and will make for a challenging comparison, we remain optimistic about the remainder of the year."

Mr. Grebe continued, "We are increasing our earnings guidance for the full year to account for our better than expected third quarter performance. Adjusted pro forma earnings per share for fiscal year 2006 are expected to be $1.32 - $1.34. Our projections for the fourth quarter remain unchanged with expected earnings per diluted share for the fourth quarter between $0.33 - $0.35."

This estimate of adjusted pro forma earnings per share for fiscal year 2006 excludes a $20.7 million loss on early extinguishment of debt, or $0.39 per share, which was incurred in June 2006 when the Company refinanced its 11 1/2% senior subordinated notes and its senior bank credit facility.

Adjusted pro forma net income per diluted share was $1.12 for fiscal year 2005 and $0.28 for the fourth quarter of 2005.

GAAP net income per diluted share is projected to be $0.93 - $0.95 for fiscal year 2006 compared to GAAP net income per diluted share of $0.89 for fiscal 2005. GAAP net income per diluted share for the fourth quarter of 2005 was $0.28.

CONFERENCE CALL
---------------

Interline Brands will host a conference call on November 3, 2006 at 9 a.m. Eastern Time. Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 6526213. This recording will expire on November 17, 2006.

ABOUT INTERLINE
---------------

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 200,000 professional contractors, facilities maintenance professionals, and specialty distributors across North America and Central America.

NON-GAAP FINANCIAL INFORMATION
------------------------------

This press release contains financial information determined by methods other than in accordance with GAAP. Interline's management uses non-GAAP measures in its analysis of the Company's performance. There were certain events which affected the period-over-period comparability of the Company's financial statements as presented in conformity with generally accepted accounting principles. These events include equity offering and refinancing related activities such as losses associated with the early extinguishment of debt, expenses associated with securities offerings, and the timing effect of paying off debt with proceeds from the Company's IPO in the first quarter of 2005. In order to present a meaningful comparison, the accompanying table below shows the estimated effect on the Company's net income of recording the IPO transactions as if they had occurred at the beginning of the first quarter of 2005, the exclusion of losses associated with the early extinguishment of debt, and the exclusion of expenses associated with securities offerings. Management believes that the presentation of financial measures excluding the impact of these items provide useful supplemental information in evaluating the financial results of the business. These disclosures should not be viewed as a substitute for operating income or net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results available in the accompanying table.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
--------------------------------------------------------------------------------

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, for example, the failure to realize expected benefits from the American Sanitary acquisition, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2005, the Company's most recent Quarterly Report filed on Form 10-Q, and the Company's Registration Statement on Form S-3 filed May 24, 2006. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: TOM TOSSAVAINEN
PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) AS OF SEPTEMBER 29, 2006 AND DECEMBER 30, 2005 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                              SEPTEMBER 29,          DECEMBER 30,
                                                                                  2006                   2005
                                                                              -------------          ------------
ASSETS
Current Assets:
          Cash and cash equivalents                                             $   3,905             $   2,958
          Accounts receivable - trade (net of allowance for
            doubtful accounts of $9,666 and $8,150)                               166,005               113,271
          Accounts receivable - other                                              14,697                12,163
          Inventory                                                               208,745               165,282
          Prepaid expenses and other current assets                                 5,895                 5,498
          Deferred income taxes                                                    18,304                13,945
                                                                                ---------             ---------
                     Total current assets                                         417,551               313,117

Property and equipment, net                                                        31,441                29,865
Goodwill                                                                          311,938               249,574
Other intangible assets, net                                                      145,276               104,244
Other assets                                                                        9,872                 8,969
                                                                                ---------             ---------
                     Total assets                                               $ 916,078             $ 705,769
                                                                                =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
          Accounts payable                                                      $  89,373             $  69,182
          Accrued expenses and other current liabilities                           35,433                21,574
          Accrued merger expenses                                                   3,789                 5,408
          Accrued interest                                                          7,714                 2,152
          Income taxes payable                                                      4,510                 1,780
          Revolver                                                                     --                 3,000
          Current portion of long-term debt                                         2,432                 1,400
          Capital lease - current                                                     460                   452
                                                                                ---------             ---------
                     Total current liabilities                                    143,711               104,948

Long-Term Liabilities:
Deferred income taxes                                                              33,935                34,646
Long-term debt, net of current portion                                            429,231               280,675
Capital lease -  long term                                                            629                   958
Other liabilities                                                                     399                    --
                                                                                ---------             ---------
                     Total liabilities                                            607,905               421,227
Commitments and contingencies
Senior preferred stock, $0.01 par value, 20,000,000 shares authorized,
  no shares outstanding as of September 29, 2006 and December 30, 2005                 --                    --
                                                                                ---------             ---------

Stockholders' equity:
          Common stock; $0.01 par value, 100,000,000 authorized; 32,290,146 issued and 32,265,994 outstanding as of September 29, 2006 and
          32,220,669 issued
          and outstanding as of December 30, 2005                                     323                   322
          Additional paid-in capital                                              560,429               558,183
          Accumulated deficit                                                    (253,242)             (273,037)
          Accumulated other comprehensive income                                    1,161                   992
          Deferred compensation                                                        --                (1,918)
          Treasury stock, at cost, 24,152 shares as of September 29, 2006            (498)                   --
                                                                                ---------             ---------
                     Total stockholders' equity                                   308,173               284,542
                                                                                ---------             ---------
                     Total liabilities and stockholders' equity                 $ 916,078             $ 705,769
                                                                                =========             =========

                            SEE ACCOMPANYING NOTES
           TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
THREE AND NINE MONTHS ENDED SEPTEMBER 29, 2006 AND SEPTEMBER 30, 2005 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                     ---------------------------------         ---------------------------------
                                                              THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                     ---------------------------------         ---------------------------------
                                                     SEPTEMBER 29,        SEPTEMBER 30,        SEPTEMBER 29,        SEPTEMBER 30,
                                                         2006                 2005                  2006                 2005
                                                     ------------         ------------         ------------         ------------
Net sales                                            $    314,182         $    225,811         $    774,265         $    625,968
Cost of sales                                             194,099              139,648              478,978              387,064
                                                     ------------         ------------         ------------         ------------
    Gross profit                                          120,083               86,163              295,287              238,904

Operating Expenses:
    Selling, general and administrative expenses           84,578               58,938              209,559              167,194
    Depreciation and amortization                           3,866                3,361               10,820                9,699
    Secondary offering costs                                   --                  923                   --                  923
                                                     ------------         ------------         ------------         ------------
       Total operating expense                             88,444               63,222              220,379              177,816
                                                     ------------         ------------         ------------         ------------
Operating income                                           31,639               22,941               74,908               61,088

Loss on extinguishment of debt                                 --                   --              (20,700)             (10,340)
Interest expense                                           (8,806)              (6,694)             (22,740)             (18,709)
Interest income                                               177                   45                  411                  171
Other income                                                  262                  188                  517                  474
                                                     ------------         ------------         ------------         ------------
    Income before income taxes                             23,272               16,480               32,396               32,684
Income tax provision                                        9,053                6,762               12,601               13,008
                                                     ------------         ------------         ------------         ------------
Net income                                           $     14,219         $      9,718         $     19,795         $     19,676
                                                     ============         ============         ============         ============

Earnings Per Share:
Basic                                                $       0.44         $       0.30         $       0.62         $       0.62
                                                     ============         ============         ============         ============
Diluted                                              $       0.43         $       0.30         $       0.60         $       0.61
                                                     ============         ============         ============         ============

Weighted-Average Shares Outstanding:
Basic                                                  32,159,251           32,061,828           32,124,106           31,979,374
                                                     ============         ============         ============         ============
Diluted                                                32,762,492           32,521,809           32,720,724           32,399,670
                                                     ============         ============         ============         ============

                             SEE ACCOMPANYING NOTES
           TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 29, 2006 AND SEPTEMBER 30, 2005
(IN THOUSANDS)

                                                                                    ------------------------------------
                                                                                             NINE MONTHS ENDED
                                                                                    ------------------------------------
                                                                                    SEPTEMBER 29,          SEPTEMBER 30,
                                                                                        2006                   2005
                                                                                    -------------          -------------
Cash Flows from Operating Activities:
  Net income                                                                         $  19,795              $  19,676
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                     10,820                  9,699
      Amortization of debt issuance costs                                                1,154                  1,192
      Amortization of discount on 8?% senior subordinated notes                             33                     --
      Write-off of debt issuance costs                                                   7,037                  2,290
      Tender and redemption premiums on 11 1/2% senior subordinated notes               13,663                  8,050
      Share-based compensation                                                           2,739                    718
      Deferred income taxes                                                             (4,105)                (2,160)
      Provision for doubtful accounts                                                    2,454                  2,017
      Loss on disposal of property and equipment                                            80                     53
      Income tax effect from exercise of stock options                                      --                    215

Changes in assets and liabilities, net of business acquired:
  Accounts receivable - trade                                                          (27,129)               (25,899)
  Accounts receivable - other                                                           (1,261)                 4,974
  Inventory                                                                            (25,907)                (3,782)
  Prepaid expenses and other current assets                                                409                   (428)
  Other assets                                                                            (724)                  (354)
  Accounts payable                                                                       3,240                 11,598
  Accrued expenses and other current liabilities                                         3,368                  3,066
  Accrued merger expenses                                                                 (169)                  (307)
  Accrued interest                                                                       5,469                  2,885
  Income taxes payable                                                                   2,612                 (2,670)
  Other liabilities                                                                          8                     --
                                                                                     ---------              ---------
           Net cash provided by operating activities                                    13,586                 30,833
Cash Flows from Investing Activities:
  Purchase of property and equipment, net                                               (5,303)                (5,899)
  Purchase of businesses, net of cash acquired                                        (131,282)               (71,195)
                                                                                     ---------              ---------
           Net cash used in investing activities                                      (136,585)               (77,094)
Cash Flows from Financing Activities:
  (Decrease) Increase in revolver, net                                                  (3,000)                 5,000
  Repayment of term debt                                                              (149,381)                  (850)
  Repayment of 11 1/2% senior subordinated notes                                      (130,000)               (70,000)
  Payment of tender and redemption premiums on 11 1/2% senior subordinated notes       (13,663)                (8,050)
  Proceeds from issuance of 8?% senior subordinated notes, net of discount             198,566                     --
  Proceeds from issuance of term debt                                                  230,000                 50,000
  Payment of debt issuance costs                                                        (9,804)                  (836)
  Proceeds from stock options exercised                                                    945                  1,693
  Excess tax benefits from share-based compensation                                        453                     --
  Payments on capital lease obligations                                                   (339)                  (126)
  Initial public offering costs                                                             --                   (616)
  Proceeds from exercise of underwriters over-allotment options                             --                  2,333
                                                                                     ---------              ---------
           Net cash provided by (used in) financing activities                         123,777                (21,452)
Effect of exchange rate changes on cash and cash equivalents                               169                    145
                                                                                     ---------              ---------
Net increase (decrease) in cash and cash equivalents                                       947                (67,568)
Cash and cash equivalents at beginning of period                                         2,958                 69,178
                                                                                     ---------              ---------
Cash and cash equivalents at end of period                                           $   3,905              $   1,610
                                                                                     =========              =========

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the period for :
      Interest                                                                       $  16,648              $  13,124
                                                                                     =========              =========
      Income taxes, net of refunds                                                   $  14,107              $  17,633
                                                                                     =========              =========

Schedule of Non-Cash Investing and Financing Activities:
      Treasury stock acquired with accrued expenses and other
        current liabilities                                                          $     498              $      --
                                                                                     =========              =========
      Adjustments to liabilities assumed and goodwill on businesses acquired         $     977              $   9,473
                                                                                     =========              =========

                             SEE ACCOMPANYING NOTES
           TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
THREE AND NINE MONTHS ENDED SEPTEMBER 29, 2006 AND SEPTEMBER 30, 2005 (In thousands, except share and per share data)

                                                     ----------------------------    -----------------------------    ------------
                                                                                                                         FISCAL
                                                           THREE MONTHS ENDED              NINE MONTHS ENDED           YEAR ENDED
                                                     ----------------------------    -----------------------------    ------------
                                                     SEPTEMBER 29,  SEPTEMBER 30,    SEPTEMBER 29,   SEPTEMBER 30,    DECEMBER 30,
                                                          2006           2005            2006            2005            2005
                                                     -------------  -------------    -------------   -------------    ------------
Income before income taxes (GAAP)                     $    23,272    $    16,480      $    32,396    $    32,684      $    47,134
  Add back the following item:
Loss on early extinguishment of debt                           --             --           20,700         10,340           10,340
    Adjust interest expense associated with the
      use of IPO proceeds to redeem a portion of
      previously outstanding 11 1/2% senior
      subordinated notes                                       --             --               --            456              456
    Additional expense for secondary offering                  --            923               --            923              932
                                                      -----------    -----------      -----------    -----------      -----------
           Adjusted pro forma income before
             income taxes                                  23,272         17,403           53,096         44,403           58,862
    Provision for income taxes                              9,053          6,787           20,654         17,317           22,529
                                                      -----------    -----------      -----------    -----------      -----------
Adjusted pro forma net income                         $    14,219    $    10,616      $    32,442    $    27,086      $    36,333
                                                      ===========    ===========      ===========    ===========      ===========

Adjusted pro forma earnings per share - basic         $      0.44    $      0.33      $      1.01    $      0.85      $      1.14
Adjusted pro forma earnings per share - diluted       $      0.43    $      0.33      $      0.99    $      0.84      $      1.12

Shares outstanding - basic                             32,159,251     32,061,828       32,124,106     31,979,374       32,004,007
Shares outstanding - diluted                           32,762,492     32,521,809       32,720,724     32,399,670       32,443,772

====================================================================================================================================
                                        ------------------------------------------      ------------------------------------------
DAILY SALES CALCULATIONS                            THREE MONTHS ENDED                                     NINE MONTHS ENDED
                                        ------------------------------------------      ------------------------------------------
                                          SEPT. 29,        SEPT. 30,                      SEPT. 29,       SEPT. 30,
                                            2006             2005       % VARIANCE          2006             2005       % VARIANCE
                                        -------------    -------------  ----------      -------------   -------------   ----------
Net Sales                                $ 314,182        $ 225,811         39.1%         $ 774,265       $ 625,968          23.7%
Less Acquisitions:
    AmSan                                  (68,263)              --                         (68,263)             --
    Copperfield                                 --               --                         (18,615)             --
                                         ---------        ---------     --------          ---------       ---------      --------
Organic Sales                            $ 245,919        $ 225,811          8.9%         $ 687,387       $ 625,968           9.8%
                                         =========        =========     ========          =========       =========      ========

Daily Sales:
    Ship Days                                   63               63                             191             192
    Average Daily Sales                  $   4,987        $   3,584         39.1%         $   4,054       $   3,260          24.3%
                                         =========        =========     ========          =========       =========      ========
    Average Daily Organic Sales          $   3,903        $   3,584          8.9%         $   3,599       $   3,260          10.4%
                                         =========        =========     ========          =========       =========      ========

Average  daily sales are  defined as sales for a period of time  divided by the number of shipping days in that period of time.
Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from  acquisitions  made  subsequent to the beginning of the prior year period.

====================================================================================================================================
                                                    --------------------------------           ----------------------------------
                                                            THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                    --------------------------------           ----------------------------------
                                                    SEPTEMBER 29,      SEPTEMBER 30,           SEPTEMBER 29,        SEPTEMBER 30,
                                                        2006               2005                     2006                 2005
                                                    -------------      -------------           -------------        -------------
Adjusted EBITDA:
    Net income (GAAP)                                $    14,219        $     9,718             $    19,795         $    19,676
    Interest expense                                       8,806              6,694                  22,740              18,709
    Interest income                                         (177)               (45)                   (411)               (171)
    Loss on early extinguishment of debt                      --                 --                  20,700              10,340
    Additional expense for secondary offering                 --                923                      --                 923
    Income tax provision                                   9,053              6,762                  12,601              13,008
    Depreciation and amortization                          3,866              3,361                  10,820               9,699
                                                     -----------        -----------             -----------         -----------
        Adjusted EBITDA                              $    35,767        $    27,413             $    86,245         $    72,184
                                                     ===========        ===========             ===========         ===========

Adjusted  EBITDA is presented  herein because we believe it to be relevant and useful  information to our investors  because it is used by our management to evaluate the operating  performance of our business and compare our operating  performance  with that of our  competitors.  Management  also uses Adjusted  EBITDA for planning  purposes,  including the  preparation of annual  operating budgets, to determine appropriate levels of operating and capital investments.  Adjusted EBITDA excludes certain items,  including loss on  extinguishment  of debt and additional  expense for secondary  offering,  which we believe are not indicative of our core operating  results.  We therefore  utilize Adjusted EBITDA as a useful  alternative to net income as an indicator of our operating performance.  However,  Adjusted  EBITDA is not a measure of  financial  performance  under  GAAP and  Adjusted  EBITDA  should be considered in addition to, but not as a substitute for, other measures of financial  performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.